UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

MICROVISION, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2026

MicroVision, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34170	91-1600822
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18390 NE 68th Street, Redmond, Washington 98052

(Address of principal executive offices) (Zip Code)

(425) 936-6847

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 Par Value	MVIS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 12, 2026, MicroVision, Inc. (the “Company”) and the Agents (as defined herein) entered into Amendment No. 1 (“Amendment No. 1”) to that certain At-The-Market Issuance Sales Agreement, dated March 5, 2024 (the “Sales Agreement”), by and among the Company and Deutsche Bank Securities Inc., Mizuho Securities USA LLC and Craig-Hallum Capital Group LLC (collectively, the “Agents”), pursuant to which the Company may offer and sell, from time to time, shares of its common stock, par value $0.001 per share (“Common Stock”), through or directly to the Agents. As of June 12, 2026, approximately $42,000,000 of Common Stock remains unsold under the Sales Agreement.

Amendment No. 1 updates the Sales Agreement to reference the Registration Statement on Form S-3 filed on the date hereof (the “New Registration Statement”), including the sales agreement prospectus filed therein, and to make certain other changes. Amendment No. 1 becomes effective as of the effective date of the New Registration Statement. Amendment No. 1 is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 12, 2026, the Company submitted an application to transfer the listing of the Company’s Common Stock from The Nasdaq Global Market to The Nasdaq Capital Market. The Company’s transfer application is subject to review and approval by the staff of the Nasdaq Stock Market (“Nasdaq”).

As previously disclosed in the Company’s Current Report on Form 8-K filed on January 16, 2026, the Company received a notification letter from Nasdaq notifying the Company of its failure to maintain the $1.00 minimum bid price required for continued listing on The Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). If Nasdaq approves the Company’s transfer to The Nasdaq Capital Market, the Company may receive an additional 180-calendar-day period to regain compliance with the Minimum Bid Price Requirement.

During the additional 180-calendar-day grace period, the Company’s Common Stock must close at $1.00 or more for at least 10 consecutive business days to regain compliance with the Minimum Bid Price Requirement, unless Nasdaq exercises its discretion to extend this 10-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H).

There can be no assurance that the Company’s transfer application will be approved, that the Company will be granted an additional compliance period, or that the Company will be able to regain compliance with the Minimum Bid Price Requirement during any such additional compliance period. If the transfer application is approved, the transfer is not expected to impact trading in the Company’s Common Stock, which will continue to trade on Nasdaq under the symbol “MVIS.”

Item 7.01.	Regulation FD.

On June 12, 2026, the Company issued a press release announcing, among other things, the date of a business update and interactive Q&A session to address shareholder questions about the Company’s 2026 Annual Meeting of Shareholders.

A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to At-The-Market Issuance Sales Agreement, dated June 12, 2026, by and among MicroVision, Inc., Deutsche Bank Securities Inc., Mizuho Securities USA LLC and Craig-Hallum Capital Group LLC (incorporated by reference to Exhibit 10.1 to the Company’s Form 3 Registration Statement, Registration No. 333-296749 filed with the SEC on June 12, 2026)
99.1	Press Release of MicroVision, Inc. dated June 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Drew G. Markham
Drew G. Markham
Senior Vice President, General Counsel and Secretary

Dated: June 12, 2026

Exhibit 99.1

MICROVISION ANNOUNCES NASDAQ CAPITAL MARKET APPLICATION, REPLACES REGISTRATION STATEMENT, AND SCHEDULES SHAREHOLDER BUSINESS UPDATE

Company Continues Executing Lidar 2.0 Strategy Following Transformational

Acquisitions and Growing Commercial Momentum

Redmond, WA - June 12, 2026 - MicroVision, Inc., (Nasdaq: MVIS), a leader in advanced perception solutions for automotive, industrial, and security and defense applications, today announced that it has applied to transfer the listing of its common stock from The Nasdaq Global Market to The Nasdaq Capital Market, filed a registration statement on Form S-3 to replace an expiring shelf registration statement, and announced it will host a business update and interactive shareholder Q&A session on June 25, 2026.

The Company’s application to transfer its listing to The Nasdaq Capital Market is intended to support its request for an additional 180-day compliance period to regain compliance with Nasdaq’s minimum bid price requirement.

“As our Chairman outlined in his recent letter to shareholders, we believe transferring to The Nasdaq Capital Market positions MicroVision to receive additional time to regain compliance while maintaining our focus on executing the business,” said Glen DeVos, Chief Executive Officer of MicroVision. “This is a proactive step designed to preserve flexibility, reduce unnecessary listing risk, and allow our team to remain focused on delivering against our strategic objectives.”

The Company also announced the filing of a registration statement on Form S-3 to replace its expiring shelf registration statement. The filing does no more than maintain the Company’s ability to access its existing At-the-Market (ATM) facility, which had approximately $42 million of remaining availability as of March 31, 2026.

“Maintaining access to efficient capital markets is an important part of our financial strategy as we continue executing our growth plans,” added DeVos. “Since the beginning of 2026, we have completed two transformational acquisitions, expanded our technology portfolio, strengthened our engineering capabilities, and advanced multiple customer engagements across industrial, security and defense, and automotive markets. Preserving financial flexibility ensures we can continue building on that momentum.”

MicroVision has entered 2026 with a significantly expanded portfolio of perception technologies and a growing pipeline of commercial opportunities. Recent milestones include new customer engagements across industrial autonomy and intelligent infrastructure markets, and continued advancement of its Lidar 2.0 strategy focused on performance, scalability, and commercialization.

On June 25, 2026, the Company will host a business update and interactive Q&A session for shareholders. During the session, management will provide updates on commercial progress, strategic initiatives, product development activities, and upcoming priorities, as well as address shareholder questions related to the Company’s upcoming Annual Meeting.

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“I look forward to sharing more about the progress we’re making across the business,” said DeVos. “Our team has been executing with urgency and discipline, and we believe the foundation we have built positions MicroVision to capitalize on the next phase of growth in the lidar and perception market. We remain focused on converting opportunities into customer programs, expanding adoption of our technology, and creating long-term value for shareholders.”

Additional details regarding the June 25 business update and Q&A session will be announced next week.

About MicroVision

MicroVision is defining the next generation of lidar-based perception solutions for automotive, industrial, and security & defense markets. As the industry moves beyond proof of concept toward value, deployment, and commercialization, MicroVision delivers integrated hardware and software solutions designed for real-world performance, automotive-grade reliability, and economic scalability. With engineering centers in the U.S. and Germany, MicroVision leads the industry in depth and breadth of its portfolio, with both short- and long-range lidar solutions, featuring solid-state sensors with varying wavelengths, advanced sensor architectures, design-to-cost engineering, and open software solutions.

For more information, visit the Company’s website at www.microvision.com, on Facebook at www.facebook.com/microvisioninc, and LinkedIn at https://www.linkedin.com/company/microvision/.

Solicitation Material

This communication may be deemed to be solicitation material in connection with the proposal to be submitted to MicroVision’s shareholders at its 2026 Annual Meeting of Shareholders seeking approval of an amendment to the certificate of incorporation to provide the Board of Directors with the right to effect a reverse stock split. In connection with the proposal, MicroVision has filed a definitive proxy statement on Schedule 14A with the SEC. Shareholders are encouraged to read the definitive proxy statement and all other relevant documents filed with the SEC when they become available because they contain important information about the proposal. Shareholders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC at the SEC’s website (www.sec.gov) or from the Company by accessing information included on the Investor Relations website (ir.microvision.com).

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Forward-Looking Statements

Certain statements contained in this release, including proposals and annual meeting outcomes; Nasdaq compliance and continued listing; market position, expectations, and likelihood of success; opportunities for customer engagement and revenue; market position; product portfolio; and access to capital and capital-raising opportunities are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include the risk its ability to operate with limited cash or to raise additional capital when needed; market acceptance of its technologies and products or for products incorporating its technologies; the failure of its commercial partners to perform as expected under its agreements; its financial and technical resources relative to those of its competitors; its ability to keep up with rapid technological change; government regulation of its technologies; its ability to enforce its intellectual property rights and protect its proprietary technologies; the ability to obtain customers and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market its products; potential product liability claims; its ability to maintain its listing on The Nasdaq Stock Market, and other risk factors identified from time to time in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect the Company. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect the Company to a greater extent than indicated. Except as expressly required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

MicroVision Investor Relations Contact

Jeff Christensen

Darrow Associates Investor Relations

MVIS@darrowir.com

MicroVision Media Contact

Heidi Davidson

heidi@galvanizeworldwide.com

(914) 441-6862

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